Exhibit 4.17

DATED AS OF 13 OCTOBER 2008

THE ROYAL BANK OF SCOTLAND GROUP PLC

UBS LIMITED

MERRILL LYNCH INTERNATIONAL

THE COMMISSIONERS OF HER MAJESTY’S TREASURY

AMENDMENT AGREEMENT

Slaughter and May
One Bunhill Row
London
EC1Y 8YY
(NV/PIRD/OJS)

THIS AGREEMENT is made this 28th day of November 2008 and is deemed effective as of 13 October 2008 among:

(1)	THE ROYAL BANK OF SCOTLAND GROUP PLC, a company incorporated in Scotland with registered number 45551 and whose registered office is at 36 St Andrew Square, Edinburgh EH2 2YB (the “Company”);

(2)	UBS LIMITED, a company incorporated in England and Wales with registered number 2035362, whose registered office is at 1 Finsbury Avenue, London EC2M 2PP (“UBS”);

(3)
MERRILL LYNCH INTERNATIONAL, a company incorporated in England and Wales with registered number 02312079 and whose registered office is at Merrill Lynch Financial Centre, 2 King Edward Street, London EC1A 1HQ (“Merrill Lynch”); and

(4)	THE COMMISSIONERS OF HER MAJESTY’S TREASURY of 1 Horse Guards Road, London SW1A 2HQ (“HM Treasury”).

WHEREAS:

(A)	The Company, UBS, Merrill Lynch and HM Treasury entered into a Placing and Open Offer Agreement effective as of 13 October 2008 (the “Placing Agreement”);

(B)	The Company and HM Treasury entered into a Preference Share Subscription Agreement effective as of 13 October 2008 (the “Preference Share Agreement”); and

(C)	The Company, UBS, Merrill Lynch and HM Treasury desire to amend and restate the Placing Agreement and the Preference Share Agreement pursuant to the terms of this Agreement.

NOW, THEREFORE, IN CONSIDERATION FOR THE MUTUAL PROMISES CONTAINED HEREIN, THE SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, IT IS HEREBY AGREED AS FOLLOWS:

1.	INTERPRETATION

1.1
Unless otherwise defined herein, terms and phrases used in this Agreement shall have the meanings given to them in the Preference Share Agreement, or, in the absence of any meaning given to it in the Preference Share Agreement, the Placing Agreement.

1.2	In this Agreement, unless otherwise specified:

(A)	the headings are inserted for convenience only and shall not affect the construction of this Agreement;

(B)
any reference to an enactment or statutory provision is a reference to it as it may have been, or may from time to time be, amended, modified, consolidated or re-enacted (and includes all instruments or orders made under the enactment);

(C)	references to Clauses are to the Clauses of this Agreement; and

(D)	references to “pounds” and “£” are references to the currency of the United Kingdom.

2.	AMENDMENTS TO THE PLACING AGREEMENT

2.1	Definitions

(i)	The definition of “JerseyCo Preference Shares” contained in the Placing Agreement shall be deleted and replaced with the following:

““JerseyCo Preference Shares” means the JerseyCo “A” Preference Shares and the JerseyCo “B” Preference Shares;”

(ii)	The definition of “JerseyCo Ordinary Shares” contained in the Placing Agreement shall be deleted and replaced with the following:

““JerseyCo Ordinary Shares” means the ordinary shares in the capital of JerseyCo to be issued to one of the Joint Sponsors under the terms of the Option Agreement and the Subscription and Transfer Agreement;”

(iii)
The definition of “Preference Share Subscription Agreement” contained in the Placing Agreement shall be deleted and replaced with a definition of “Preference Share Acquisition Agreement”, which shall read as follows:

““Preference Share Acquisition Agreement” means the agreement between the Company, UBS and HM Treasury being effective as of the Effective Date pursuant to which HM Treasury agrees to acquire the Preference Shares;”

and the term “Preference Share Subscription Agreement” shall be deleted, wherever it appears in the Placing Agreement, and replaced with the term “Preference Share Acquisition Agreement”

(iv)	The definition of “Preference Share Subscription” contained in the Placing Agreement shall be deleted and replaced with a definition of “Preference Share Acquisition”, which shall read as follows:

“”Preference Share Acquisition” means the proposed acquisition of Preference Shares pursuant to the Preference Share Acquisition Agreement;””

and the term “Preference Share Subscription” shall be deleted, wherever it appears in the Placing Agreement, and replaced with the term “Preference Share Acquisition”.

(v)	the following new definitions shall be added to clause 1.1 of the Placing Agreement:

““JerseyCo “A” Preference Shares” means the redeemable “A” preference shares in the capital of JerseyCo to be issued to one of the Joint Sponsors or a third party, in each case under the terms of the Subscription and Transfer Agreement;”

““JerseyCo “B” Preference Shares” means the redeemable “B” preference shares in the capital of JerseyCo to be issued to one of the Joint Sponsors or a third party, in each case under the terms of the Subscription and Transfer Agreement;” and

““Preference Share Acquisition Date” means 1 December 2008;”

(vi)
The phrases “subscription for Preference Shares” and “subscription for the Preference Shares” shall be deleted, wherever they appear in the Placing Agreement, and replaced with the phrases “acquisition of Preference Shares” and “acquisition of the Preference Shares” respectively.

2.2	Delivery of Documents

In clause 2.1 (M)(vi) of the Placing Agreement the words “immediately prior to Preference Admission” shall be replaced by the words “before 8 a.m. on the Preference Share Acquisition Date”.

2.3	Preference Admission

(i)	Clause 2.1(BB) of the Placing Agreement shall be deleted and replaced with the following:

“there is no indication on 1 December 2008 that Preference Admission will not occur on 2 December 2008.”

(ii)	in clause 2.1 (EE) the words “, subject only to Preference Admission,” shall be deleted;

(iii)	in clause 3.12(B) the words “(subject only to the allotment of the Preference Shares)” shall be deleted;

(iv)	in clause 3.28 the term “Preference Admission” shall be replaced by the words “8 a.m. on the Preference Share Acquisition Date”; and

(v)	in the heading to Part IV to Schedule 2 the term “Preference Admission “ shall be replaced by the words “8 a.m. on the Preference Share Acquisition Date”.

2.4	Consideration

Clause 4.3 of the Placing Agreement shall be deleted and replaced with the following:

“The consideration for (i) the allotment and issue of the New Shares to the Open Offer Acceptors and the Placees pursuant to clauses 4.1, 4.2 and 6.3 and (ii) the allotment and issue of the Preference Shares to HM Treasury pursuant to Clause 2.1 of the Preference Share Acquisition Agreement shall consist of the transfer to the Company by one of the Joint Sponsors (or a third party to whom its obligations under the Subscription and Transfer Agreement are novated), in its capacity as subscriber of the Consideration Shares, of the Consideration Shares (as more particularly set out below in this clause 4.3) pursuant to the Subscription and Transfer Agreement, PROVIDED THAT the JerseyCo Ordinary Shares and the JerseyCo “B” Preference Shares shall constitute consideration only in respect of the allotment and issue of the New Shares and not in respect of the allotment and issue of any Preference Shares. Subject to Admission taking place, one of the Joint Sponsors (or a third party to whom its obligations under the Subscription and Transfer Agreement are novated) shall, as shall be set out in the Subscription and Transfer Agreement and in its capacity as subscriber of the Consideration Shares, deliver to, or as may be directed by, the Company duly executed instruments of transfer in respect of the Consideration Shares held by it, by which the Consideration Shares are transferred to the Company (or such persons as the Company may direct). For the avoidance of doubt, UBS and Merrill Lynch will be under no obligation to subscribe for Consideration Shares in an amount in excess of the amount received by them (a) from Placees (other than HM Treasury); (b) from Qualifying Shareholders pursuant to the Open Offer; and (c) from HM Treasury.

The Company acknowledges that neither the New Shares nor the Preference Shares will be issued for less than their respective nominal values.”

2.5	Amendment to the Entire Agreement clause

Clause 16.6 of the Placing Agreement shall be amended by the insertion of the following text between the term “Preference Share Subscription Agreement” (which will itself be amended to “Preference Share Acquisition Agreement” pursuant to this Agreement) and the phrase “(in the case of the Company…”:

“(each as amended by the Amendment Agreement made on 28November 2008 and effective as of 13 October 2008 between the parties hereto)”.

3.	AMENDMENTS TO THE PREFERENCE SHARE AGREEMENT

3.1	Title of the Preference Share Agreement

The title of the Preference Share Agreement (as appears on the front cover thereof and by way of reference elsewhere in the Schedules thereto and pro-forma documents existing thereunder) shall be changed from “Preference Share Subscription Agreement” to “Preference Share Acquisition Agreement”.

3.2	Introduction

The first occurrence of the word “is” shall be deleted from the phrase “THIS IS AGREEMENT IS EFFECTIVE AS OF 13 OCTOBER 2008 BETWEEN:”.

3.3	Additional parties to the Preference Share Agreement

UBS Limited, a company incorporated in England and Wales with registered number 2035362, whose registered office is at 1 Finsbury Avenue, London EC2M 2PP is hereby added, and consents to being added, as a party to the Preference Share Agreement. UBS Limited shall be defined therein as “UBS”.

3.4	Amendment to the Recital

The Recital to the Preference Share Agreement shall be amended by the deletion of the words “subscribe for” and their replacement with the word “acquire”.

3.5	Definitions

3.5.1	The following additional definitions shall be added to Clause 1.1 of the Preference Share Agreement:

“”Acquisition Date” means 1 December 2008;”

““Consideration Shares” means the JerseyCo “A” Preference Shares;”

““JerseyCo “A” Preference Shares” means redeemable “A” preference shares in the capital of JerseyCo to be issued to UBS under the terms of the Subscription and Transfer Agreement;”

““Receiving Agent” means the receiving agent to be appointed pursuant to Clause 3.8 of the Placing Agreement;” and

““Subscription and Transfer Agreement” has the meaning ascribed to it in the Placing Agreement.”

3.5.2	The definition of “Subscription Date” shall be deleted.

3.6	RBS Account

The definition of “RBS Account” contained in the Preference Share Agreement shall be deleted and replaced with the following:

““RBS Account” means the account in the name of the Receiving Agent with the following details :

Bank: Royal Bank of Scotland Plc
Branch: London, City Office
Sort Code: 16-08-13
Account No: 10005576
Account Name: The Royal Bank of Scotland Group plc Open Offer
SWIFT code: RBOSGB2L
IBAN: GB64RBOS16081310005576

3.7	“Subscription Amount” and “Subscription Date”

All references to “Subscription Amount” and “Subscription Date” shall be deleted and replaced, wherever they appear in the Preference Share Agreement, with the terms “Acquisition Amount” and “Acquisition Date” respectively.

3.8	Clause 2 to the Preference Share Agreement

Clause 2 of the Preference Share Agreement shall be deleted in its entirety and replaced with the following:

“2.           Agreement to Acquire Preference Shares

2.1
Upon the terms and subject to the conditions set out in Clause 3 of this Agreement and in reliance on the Warranties, HM Treasury agrees to acquire, and RBS agrees to allot and issue to HMT, the Preference Shares.

2.2
The consideration for the allotment and issue of the Preference Shares to HM Treasury pursuant to clause 2.1 shall consist of the transfer to the Company by UBS in its capacity as subscriber of the Consideration Shares, of the Consideration Shares (as more particularly set out below in this clause 2.2) pursuant to the Subscription and Transfer Agreement, PROVIDED THAT such transfer shall also, in accordance with the terms of the Placing Agreement, constitute consideration in respect of the allotment and issue of the New Shares (as defined in the Placing Agreement) pursuant to clauses 4.1, 4.2 and 6.3 of the Placing Agreement. Subject to Admission (as defined in the Placing Agreement) taking place, UBS shall, as shall be set out in the Subscription and Transfer Agreement and in its capacity as subscriber of the Consideration Shares, deliver to, or as may be directed by, the Company duly executed instruments of transfer in respect of the Consideration Shares held by it, by which the Consideration Shares are transferred to the Company (or such persons as the Company may direct).  For the avoidance of doubt, UBS will be under no obligation to subscribe for Consideration Shares in an amount in excess of the amount received by it from HM Treasury.

The Company acknowledges that neither the New Shares nor the Preference Shares will be issued for less than their respective nominal values.

2.3
As between the Company and UBS, any amounts received by UBS in respect of the Preference Shares from HM Treasury shall be received by UBS and the Company shall have no rights to receive such amounts from UBS or from HM Treasury. Such amounts shall be paid by HM Treasury into the RBS Account, being an account established on terms approved by HM Treasury, acting reasonably.

2.4
For the avoidance of doubt, nothing in this Agreement confers or imposes on HM Treasury any right or obligation (conditional or otherwise) to subscribe for or acquire any shares in the capital of JerseyCo.”

3.9	References to subscription for Preference Shares

The phrases “subscription for Preference Shares” and “subscription for the Preference Shares” shall be deleted, wherever they appear in the Preference Share Agreement, and replaced with the phrases “acquisition of Preference Shares” and “acquisition of the Preference Shares”, respectively. Any similar reference in the Preference Share Agreement to the subscription for the Preference Shares shall be deemed to be replaced with a reference to the acquisition of the Preference Shares.

3.10	Warranties

In clause 4.1(B) of the Preference Share Agreement the term “Preference Admission” shall (on each occasion when it is used) be replaced by the words “Admission (as defined in the Placing Agreement)”.

3.11	Insertion of a new Clause 5.1 to the Preference Share Agreement

Clause 5.1 of the Preference Share Agreement shall be deleted in its entirety and replaced with the following:

“Following delivery of the instruments of transfer in respect of the Consideration Shares in accordance with Clause 2.2 above, the Company shall allot and issue the Preference Shares to HM Treasury (or its nominee) credited as fully paid and procure that the Receiving Agent will, without delay on the day of Admission, effect the registration, without registration fee, of HM Treasury (or its nominee) as the holder of the Preference Shares and shall procure that such Preference Shares are credited to any relevant accounts as specified in CREST (without charging any administration fee).”

3.12	Amendment to Clause 6

Clause 6 of the Preference Share Agreement shall be amended by the deletion of the word “Subscription” in the title to that Clause, and its replacement with the word “Acquisition”.

3.13	Amendment to Clause 9

Clause 9 of the Preference Share Agreement shall be deleted and replaced with the following:

“RBS shall bear the costs and expenses of all parties in relation to the negotiation, execution, delivery, performance or enforcement of this Agreement and the acquisition and delivery of, and allotment and issue of, the Preference Shares (including, without limitation, any stamp duty or stamp duty reserve tax and any related interest and penalties) and shall indemnify the other parties hereto on an after-tax basis against such costs and expenses

3.14	Amendment to the Entire Agreement clause

Clause 11 of the Preference Share Agreement (Entire Agreement) shall be amended by the insertion of the following text between the term “Placing Agreement” and the word “constitute”:

“(each as amended by the Amendment Agreement made on 28 November 2008 and effective as of 13 October 2008 between the parties hereto)”

3.15	Notices

UBS Limited shall be deemed to be referred to in clause 12 with the same contact details as are provided in respect of it in clause 18 of the Placing Agreement.

3.16	Amendment to the Pro-forma Novation Agreement

The Pro-forma Novation Agreement set out in Schedule 2 to the Preference Share Agreement shall be amended by (i) the addition of UBS as a party thereto; (ii) the deletion of the phrase “subscribe for” as it appears in Recital (A) and its replacement with the word “acquire”; and (iii) those other consequential changes stipulated above.

4.	OTHER PROVISIONS

4.1	Governing law and jurisdiction

This Agreement and any non-contractual obligations arising out of or in connection with this Agreement shall be governed by, and construed in accordance with, English law.  The parties hereto submit irrevocably to the exclusive jurisdiction of the English courts in relation to any dispute arising out of or in connection with this Agreement.  Any proceeding, suit or actions arising in connection therewith shall be brought in the English courts.

4.2	Counterparts

4.2.1	This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

4.2.2	Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

4.3	Agent for service of process in England and Wales

The Company shall at all times maintain an agent for service of process and for service of any other documents and proceedings in England and Wales, or any other proceedings in connection with this Agreement.  Such agent shall be the London office of the Company at 280 Bishopsgate, London and any writ, judgment or other notice of legal process shall be sufficiently served on the Company if delivered to such address for the time being.  The Company irrevocably undertakes not to revoke the authority of the above agent and if, for any reason, the agent ceases to act as such, the Company shall appoint a replacement agent having an address for service in England and Wales and shall notify the other parties to this Agreement of the name and address of such replacement agent by notice in writing to their address first above written.  If the Company fails to appoint another agent, HM Treasury (on behalf of itself and the other parties hereto) shall be entitled to appoint one on the Company’s behalf and at the Company’s expense.

4.4	Costs and expenses

The Company shall bear the costs and expenses of all parties in relation to the negotiation, execution, delivery, performance or enforcement of this Agreement and the acquisition and delivery of, and allotment and issue of, the Preference Shares (including, without limitation, any stamp duty or stamp duty reserve tax and any related interest and penalties) and shall indemnify the other parties hereto on an after-tax basis against such costs and expenses.

IN WITNESS of which this Agreement has been duly executed by the parties hereto on the date indicated above.

SIGNED by and for and on behalf of THE ROYAL BANK OF SCOTLAND GROUP PLC Date: 28 November 2008	) ) )	/s/ [illegible]

SIGNED by and for and on behalf of UBS LIMITED Date:	) )	/s/ [illegible] Director	/s/ David Seal David Seal Associate Director

SIGNED by and for and on behalf of MERRILL LYNCH INTERNATIONAL Date:	) )	/s/ illegible

SIGNED by two of THE COMMISSIONERS OF HER MAJESTY’S TREASURY in the presence of: Date:	) ) ) )	/s/ DeWatts	/s/ Steve McLabe